EMPLOYMENT AGREEMENT

     AGREEMENT, dated as of December 18,1996, by and between Wells Aluminum Corporation, a Maryland corporation (the "Corporation"), and W. Russell Asher (the "Executive"), residing at 927 Metfield Road, Towson, Maryland 21286.


                                   WITNESSETH:


     WHEREAS, the Corporation desires to employ the Executive and the Executive is willing to accept such employment with the Corporation, on the terms and conditions hereinafter set forth.


     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto do hereby agree as follows:


     1. TITLE AND DUTIES OF EXECUTIVE. (a) During the term of his employment as provided in Section 3 below, the Executive will be employed as Senior Vice President and Chief Financial Officer of the Corporation, and the Executive agrees to be employed in such capacities. During such term, the Executive shall hold responsibility for, and exercise authority over, all of the planning, financial and accounting operations of the Corporation, subject to the overall supervision of the President and Chief Executive of the Corporation. In no event shall the Executive be assigned duties inconsistent with his status as an executive officer of the Corporation.

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          (b) The Board of Directors of the Corporation  may, in addition,  from time to time request the Executive to act (but only in an executive capacity and with regard to duties reasonable assigned to him) as an officer or director of subsidiaries of the Corporation which may hereafter be established, and the Executive agrees, upon such request (and upon any necessary election), to hold such positions provided such do not interfere with the Executive's duties hereunder.

          (c) The Executive agrees to devote his full business time and his best efforts to the performance of his duties hereunder and to the promotion of the best interests of the Corporation. The Executive further agrees to normal and reasonable business travel related to the performance of his duties hereunder.

     2. PLACE OF EMPLOYMENT. The permanent place of the Executive's employment shall be the Baltimore, Maryland area for the first twelve (12) months of the term of this Agreement, or the first twelve (12) months following the date of notification of a Change in Ownership (as hereinafter defined) to the Executive, following which, if at any time the Board of Directors shall determine it to be in the best interests of the Corporation for the Executive to be relocated and the Executive, in the exercise of his sole discretion, shall so elect, he may be relocated, provided that the Corporation shall reimburse the Executive's reasonable expenses incurred in moving himself and his immediate family.

     3. TERM OF AGREEMENT. The Employment of the Executive hereunder shall commence on December 18, 1996 and shall continue


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through  December 31, 1999,  unless a Change in Ownership  has occurred in which case the term of this Agreement shall extend three (3) years from the date of notification of a Change in Ownership to the Executive, and in either case shall be automatically renewed thereafter on an annual basis unless terminated by either party by written notice to the other on or before six (6) months preceding any scheduled termination date, unless sooner terminated by the Executive's death or as hereinafter provided in Section 6 below.

     4. COMPENSATION. (a) The Corporation agrees to pay the Executive a salary, payable semi-monthly, at the rate of $139,100 per annum, which salary shall be subject to increase pursuant to review at least annually.

          (b) The Executive shall also be entitled to participate in any executive incentive compensation or bonus programs of the Corporation each year he is employed by the Corporation.

     5. BENEFITS AND EXPENSES. (a) During the term of the Executive's employment hereunder, the Executive shall, subject to the terms thereof and the eligibility requirements therefor, be eligible to participate in any insurance, pension, retirement or other benefit program maintained by the Corporation for executive employees, including the Corporation's stock option plan.

          (b) In order to facilitate the Executive.'s carrying out his duties hereunder, the Corporation shall promptly


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reimburse the Executive for all  reasonable  expenses paid or incurred by him in promoting the business of the Corporation, upon presentation by the Executive of an itemized accounting therefore.

     6. TERMINATION. (a) In the event of the Executive's willful misconduct (not including negligence) in any material respect or his material breach of, or material failure to perform, his duties or responsibilities hereunder, the Corporation may terminate the Executive's employment hereunder at any time for cause by giving written notice to the Executive stating the cause of such termination. In no event shall the Executive's exercise of his rights under
Section 2 not to relocate be deemed to permit the Corporation to terminate his employment under this Subsection 6(a).

          (b) If the Executive is unable to perform his duties hereunder by reason of mental or physical illness or other incapacity continuing for a period of six (6) consecutive months, the Corporation may, at any time after the expiration of such six month period and prior to his recovery from such illness or incapacity, elect to terminate the Executive's employment hereunder by giving written notice of such election to the Executive. During such period of incapacity, the Executive's salary hereunder shall be reduced by the amount of any disability payments made to him under programs maintained by the Corporation.

          (c) If (i) the Executive's employment is terminated by the Corporation for any reason other than as provided in Subsection 6(a) or 6(b), or (ii) the Executive terminates his employment as provided in Subsection 7(b), the Executive's salary


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shall continue  through the term of this Agreement,  and his incentive bonus for the year during which the termination takes place shall be paid on a pro-rated basis reflecting that portion of the year during which the Executive was employed. The obligation of the Corporation to continue salary pursuant hereto is subject to offset for the Executive's earnings from other full-time employment, unless a Change in Ownership has occurred prior to the termination of the Executive's employment, in which case the obligation of the Corporation to continue salary pursuant hereto is not subject to such offset.

          (d) If (i) the Executive's employment is terminated by the Corporation for any other reason other than as provided in Subsection 6(a) or 6(b), or (ii) the Executive terminates his employment as provided in Subsection 7(b), the Executive shall be entitled to service credit through the term of this Agreement under the salaried retirement plan of the Corporation. The Corporation shall also maintain in force the other benefits referred to in Subsection 5(a) through the term of this Agreement to the extent allowed by the then existing benefit plans of the Corporation under applicable law, excluding that governing the tax deductibility of the Corporation's group plan expenses. The obligation of the Corporation to continue the other benefits pursuant hereto shall cease upon the Executive's acceptance of other full-time employment.


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          (f) The Executive may terminate his  employment  hereunder at any time by giving the Corporation ninety (90) days' written notice.

     7. CHANGE IN OWNERSHIP. (a) In the event that the Corporation shall at any time be merged or consolidated with or into any corporation or corporations (other than a subsidiary of the Corporation), or in the event that all or substantially all of the assets or all or substantially all of the stock of the Corporation shall be sold or otherwise transferred, or in the event that The Fulcrum III Limited Partnerships (or, upon distribution, their partners) shall sell, transfer or otherwise dispose of an aggregate of 80% or more of the shares of common stock of the Corporation acquired by Fulcrum pursuant to that certain Stock Subscription Agreement dated as of June 30, 1987 (any of the foregoing events, a "Change in Ownership"), the Corporation shall give the Executive prompt written notice of such event, and the term of this Agreement shall be automatically extended for the period three (3) years after the date of such notification.

          (b) In the event of a Change in Ownership, the Corporation shall render to the Executive a special review (the "Review") in the first ten (10) days of the eighteenth (18th) month following the notification of a Change in Ownership to the Executive. The Review shall include an evaluation of the Executive's performance, an assessment of the Executive's position in the Corporation and the adjustments, if any, to be made to the Executive's compensation pursuant to Subsection 4(a) of this


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Agreement.  In the event the Executive gives written notice of his  disagreement or dissatisfaction with the Review within thirty (30) days after the results of the Review are communicated to the Executive, or in the event the Corporation fails to render the Review at the time provided above, the Executive, in the exercise of his sole discretion, may, at any time during the remainder of the term of this Agreement, terminate his employment hereunder by giving the Corporation ten (10) days' written notice. If the Corporation renders the Review and the Executive does not notify the Corporation of his disagreement or dissatisfaction therewith as provided above, this Agreement shall continue in full force and effect as if this Subsection 7(b) were not contained herein.

          (c) In the event of a Change in Ownership, the provisions of this Agreement shall inure to the benefit of the successor of the Corporation resulting from such merger or consolidation or the purchaser in such sale of assets, except that, if applicable, the Executive's employment shall be as President and Chief Executive of the corporation or division thereafter carrying on the business of the Corporation.

     8. CONFIDENTIAL INFORMATION. (a) The Executive agrees that, during his employment by the Corporation and at all times thereafter, he will not disclose to others, directly or indirectly, any unpublished confidential information, which is in the nature of trade secrets, relating to the business, prospects or plans of the Corporation. Upon termination of his employment with the Corporation, the Executive shall surrender to the Corporation


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

any and all work papers, reports, manuals, documents and the like (including all originals and copies thereof) in his possession which contain any such unpublished confidential information.

          (b) The Executive agrees that, provided he is still employed by the Corporation or is receiving payments pursuant to Subsection 6(c) above, he will not directly or indirectly be engaged in the operation or management of, or be interested as owner, holder of 5% or more of the outstanding equity, creditor, partner, officer, employee or otherwise in, any business competing with the business of the Corporation; provided, however, that nothing contained herein shall prevent the Executive from working for a business or entity which has a subsidiary, division or separate branch which is competitive with the business of the Corporation, but only if the Executive does not work for, participate in or otherwise render services to such competitive subsidiary, division or branch; and provided, further, that the Executive may elect to terminate his obligations under this Subsection 8(b) by waiving, irrevocably and in writing, any right to further compensation, benefits or any other claim under this Agreement against the Corporation, its affiliates and the directors, officers and employees of each.

          (c) The Executive agrees that he will not, for a three (3) year period following the date of the termination of his employment under this Agreement, solicit or encourage any employee of the Corporation to work for the Executive or any company, partnership or other organization in which the Executive then works


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

or with which the Executive then has a relationship or from which the Executive then receives compensation.

          (d) In the event of a breach or threatened breach of the terms of this
Section 8 by the Executive, the Corporation shall, in addition to all other remedies, be entitled to a temporary or permanent injunction and/or a decree for specific performance, in accordance with the provisions hereof, without showing any actual damage or that monetary damagers would not provide an adequate remedy and without any bond or other security being required.

     9. NOTICES. Any and all notices or consents required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given and received when delivered personally or three (3) days after mailing, if mailed by registered or certified mail, return receipt requested, as to the Executive, at his address appearing above, and as to the Corporation, at its principal office at that time. The Executive may change his mailing address for the purposes of this Agreement by notice to the Corporation as herein provided.


     10. AUTHORITY. This Agreement has been duly authorized on behalf of the Corporation by its Board of Directors. The Executive represents that he is free to enter into this Agreement and that his entering into this Agreement does not violate any obligation that he has to any other person, firm or corporation.


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         11.  SEPARABILITY.  In the event that any  provision of this  Agreement would be held  invalid  or  unenforceable  for any  reason  unless  narrowed  by
construction,   this  Agreement  shall  be  construed  as  if  such  invalid  or unenforceable  provision had been more narrowly drawn so as not to be invalid or
unenforceable.   If,  notwithstanding  the  foregoing,  any  provision  of  this
Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement.

     12. MISCELLANEOUS. (a) This Agreement sets forth the entire understanding of the Corporation and the Executive with respect to the subject matter hereof and cannot be amended or modified except by a writing signed by both parties.

          (b) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, heirs and personal representatives.

          (c) The Section headings contained herein are for purposes of convenience only and are not intended to define or limit the contents of said Sections.

          (d) This Agreement shall be deemed to be a contract under the laws of the State of Maryland and shall be construed and enforced in accordance with such laws.


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          (e) This Agreement may be executed in two  counterparts  which,  taken together, shall constitute a single original document.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                WELLS ALUMINUM CORPORATION:


                                                BY /s/
                                                  -------------------------

                                                EXECUTIVE:


                                                /s/ W. Russell Asher
                                                ---------------------------
                                                W. Russell Asher